UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 12, 2015

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On November 12, 2015, NextEra Energy Partners, LP (NEP) and NextEra Energy Partners GP, Inc. entered into a Distribution Agency Agreement (the Agreement) with Barclays Capital Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the Agents), pursuant to which NEP may offer and sell, from time to time, common units, having an aggregate gross sales price of up to $150,000,000 (the offered units), through an Agent or to an Agent as principal. Sales of the offered units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or in such other transactions as are agreed upon by NEP and the Agents.

The offered units will be issued pursuant to NEP’s Registration Statement on Form S-3, (No. 333-207644) (the Registration Statement).

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering of the offered units.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1
Distribution Agency Agreement, dated November 12, 2015, among NextEra Energy Partners, LP, NextEra Energy Partners GP, Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5	Opinion of Morgan, Lewis & Bockius LLP with respect to the issuance and sale of NEP common units
23	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 12, 2015

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

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